UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
(Address of principal executive offices, with zip code)

(562) 628-1007

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition

On November 1, 2012, Obagi Medical Products, Inc. issued a press release announcing financial results for the three and nine months ended September 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The press release contains non-GAAP financial information.  Management believes that the presentation of non-GAAP net income, non-GAAP taxes and non-GAAP net income per basic and diluted share provides important supplemental information to management and investors about financial and business trends relating to the Company’s financial condition and results of operations.  Management believes that the use of these non-GAAP financial measures provides a better measure of comparability with the Company’s prior financial reports.

Management has used these non-GAAP measures when evaluating operating performance because it believes that the inclusion or exclusion of the items described below provides an additional measure of the Company’s core operating results and facilitates comparisons of its core operating performance against prior periods and its business model objectives.  The Company has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate its ongoing core operations.  Externally, the Company believes that these non-GAAP measures continue to be useful to investors in their assessment of its operating performance and their valuation of the Company.  Internally, these non-GAAP measures are significant measures used by management for purposes of:

  Evaluating the core operating performance of the Company;
  Establishing internal budgets;
  Comparing performance with internal forecasts and targeted business models;
  Strategic planning; and
  Benchmarking performance externally against competitors.

Non-GAAP financial measures:

Non-GAAP net income and non-GAAP taxes are important to the Company for the reasons noted above and exclude the following items:

  Insurance settlement. On October 23, 2012, the Company and its previous general liability insurance carriers entered into a Settlement Agreement and Release (the “Insurance Settlement”). Pursuant to the Insurance Settlement, the Company released the insurance carriers of all claims that the Company did assert and could have asserted in the motions filed by the Company against the insurance carriers and in the underlying claims with Dr. Zein Obagi and related parties. Management excludes the net proceeds received from the insurance settlement from internal operating models as the proceeds are a non-routine event and are, therefore, not considered normal to the Company’s core operations. Excluding these proceeds provides investors with a basis to compare the Company’s current performance against historical and future results.
  Non-GAAP income tax expense. This item represents the additional amount of tax expense that the Company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability. Taken together with the item outlined above, it provides investors with a more consistent means of comparing the Company’s performance.

Non-GAAP net income per basic and diluted share:

The numerator used in the calculation of non-GAAP net income per basic and diluted share is non-GAAP net income computed as described above. In the denominator, the Company uses the GAAP basic and diluted shares.

Some of the limitations of relying on non-GAAP financial measures include:

  Insurance settlement. This item represents the insurance settlement proceeds, net of legal expense, related to the Insurance Settlement. Investors may view the insurance settlement to be reflective of a benefit that could recur if other of the Company’s future insurers refuse to defend against disputes involving the Company and third parties and therefore may view it as relevant in analyzing the Company’s historical and future results.
  Non-GAAP income tax expense. This item represents the additional amount of tax expense that the Company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability. The inherent limitation in this calculation is that it does not include the effect of all the items excluded from the non-GAAP financial statements.

All non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”). As a result, these non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with GAAP in the Company’s reports filed pursuant to the Securities Exchange Act of 1934, as amended.

The information furnished herewith pursuant to Item 2.02 of this Current Report and in Exhibit 99.1 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 2.02 and in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language contained in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit Number	Description
99.1	Press Release of Obagi Medical Products, Inc. dated November 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.
Date: November 1, 2012	By:	/s/ Preston S. Romm
Preston S. Romm
Chief Financial Officer